                       AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT, made and entered into the 29th day of January, 1996, by and between EL PASO NATURAL GAS COMPANY, a Delaware corporation (the "Company") and WILLIAM A. WISE of El Paso, Texas (the "Executive").

     WHEREAS, the Company and Executive entered into an Employment Agreement dated July 31, 1992 (the "Employment Agreement"). Any capitalized term not separately defined herein shall have the same meaning as it has under the Employment Agreement;

     WHEREAS, the Compensation Committee of the Company's Board of Directors has determined that it is the best interest of the Company to have the Executive's compensation more closely aligned to the interests of the Company's stockholders by providing Executive with exclusively stock-based compensation; and

     WHEREAS, it is understood that the provisions of Section 3(b) and new
Section 3(d) of the Employment Agreement constitute benefit formula adjustments required by the Employment Agreement for purposes of Section 5.1(c) of the Company's Supplemental Benefits Plan, as amended and restated effective January 15, 1995 (the "New SBP"); and

     WHEREAS, references in the Employment Agreement to Section 4.1 of the SBP shall now refer to Section 5.1 of the New SBP; and

     WHEREAS, both the Company and the Executive (the "Parties") now desire to amend the Employment Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other consideration mutually acknowledged, the Parties agree as follows:

         1. This Amendment shall be effective on February 1, 1996 and shall remain in effect for five (5) years thereafter (the "Amendment Term"). In no event shall this Amendment have any effect on the Letter Agreement between the Company and the Executive, dated January 13, 1995, except that shares of Company restricted stock which vest based upon the achievement of certain established performance targets shall vest only to the extent such performance targets have been achieved.

         2. Section 3(a), which currently refers to Section 3(b), is amended to refer to Sections 3(b), 3(c) and 3(d), and a new Section 3(d) is added to read as follows:

                 Executive hereby agrees to forego his right to receive payment of his base salary until the earlier of (i) the occurrence of a Change in Control, or (ii) the end of the Amendment Term (the "Election"); provided however, that

                 (a) base salary, at the current level or as adjusted as described in clause (b) below, shall remain in effect, notwithstanding the Election, for purposes of calculating all the Executive's other compensation and benefits under any Company plans and arrangements, including, but not limited to, the Company's 1995 Incentive Compensation Plan, the SBP and the Company's Senior Executive Survivor Benefit Plan (as such plans may be amended from time to time) and any Company successor plans thereto.

                 (b)     the Compensation Committee shall continue to
                         review the Executive's annual salary level for increase in the ordinary course, provided any increased salary shall continue to be subject to the
                         Election as provided   herein, and

                 (c) in applying Section 5.1 of the SBP, the Pension Plan benefit formula shall be applied as if the Executive had actually been paid, on a timely basis, any amounts of base salary covered by the Election and such amounts had been includable in the calculation of Final Average Monthly Earnings, it being intended that the Executive's pension benefits as otherwise determined under the Employment Agreement shall be the same as if the Election had not been made,

         3.      Clause (A) of Section 4(b)(i) is amended to read as follows:

                 Salary, at the rate in effect on the date of termination of employment, but only for the period, if any, from the end of the Amendment Term, to the end of the Term.

         4. Clauses (i) through (iii) of Section 4(c) are renumbered as clauses (ii) through (iv), and a new clause (i) is added to read as follows:

                 Executive shall be entitled to salary under Section 4(b)(i)(A) from the date of termination of employment through the end of the Term, without regard to the Election or the Amendment Term.

         5. The Executive agrees that the Election does not constitute "Good Reason" for purposes of the SPP, so long as the Election does not result in a diminution in any of the Executive's other rights to compensation and benefits during his employment.

         6. Pursuant to Section 3(a) of the Employment Agreement, the Executive hereby gives written consent the changes in the Company's compensation and benefit plans in connection with the Company's restructuring and cost-cutting efforts.

         7. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Texas without reference to the principles of conflicts of law thereunder.

         8.      This Amendment may be executed in counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date first written above.

                                        EL PASO NATURAL GAS COMPANY

                                         /s/ BEN F. LOVE
                                        -----------------------------------
                                              Ben F. Love, Chairman,
                                              Compensation Committee


                                         /s/ JOEL RICHARDS III
                                        -----------------------------------
                                              Joel Richards III
                                              Senior Vice President


                                              WILLIAM A. WISE

                                         /s/ WILLIAM A. WISE
                                         -----------------------------------